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                                                                      EXHIBIT 11

                       BB&T CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                          FOR THE PERIODS AS INDICATED

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                                                                  FOR THE THREE MONTHS             FOR THE NINE MONTHS
                                                                   ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                              -----------------------------   -----------------------------
                                                                  1997            1996            1997            1996
                                                              -------------   -------------   -------------   -------------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER SHARE:
  Weighted average number of common shares outstanding
     during the period.....................................     134,728,444     136,540,183     136,069,392     135,791,734
  Add --
     Dilutive effect of outstanding options
       (as determined by application of treasury stock
       method).............................................       2,715,475       1,965,558       2,448,077       1,799,357
     Issuance of additional shares under share repurchase
       agreement, contingent upon market price.............          74,296          21,117          96,657         124,789
                                                              -------------   -------------   -------------   -------------
  Weighted average number of common shares, as adjusted....     137,518,215     138,526,858     138,614,126     137,715,880
                                                              -------------   -------------   -------------   -------------
                                                              -------------   -------------   -------------   -------------
  Net income...............................................   $      61,264   $      68,341   $     256,546   $     240,191
  Less -- Preferred dividend requirement...................              --              --              --             610
                                                              -------------   -------------   -------------   -------------
  Income available for common shares.......................   $      61,264   $      68,341   $     256,546   $     239,581
                                                              -------------   -------------   -------------   -------------
                                                              -------------   -------------   -------------   -------------
  Primary earnings per share...............................   $         .45   $         .49   $        1.85   $        1.74
                                                              -------------   -------------   -------------   -------------
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FULLY DILUTED EARNINGS PER SHARE:
  Weighted average number of common shares outstanding
     during the period.....................................     134,728,444     136,540,183     136,069,392     135,791,734
  Add --
     Shares issuable assuming conversion of convertible
       preferred stock.....................................              --              --              --       1,253,820
     Dilutive effect of outstanding options (as determined
       by application of treasury stock method)............       2,809,528       2,143,763       2,904,747       2,209,534
     Issuance of additional shares under share repurchase
       agreement, contingent upon market price.............          74,296          21,117          96,657         124,789
                                                              -------------   -------------   -------------   -------------
  Weighted average number of common shares, as adjusted....     137,612,268     138,705,063     139,070,796     139,379,877
                                                              -------------   -------------   -------------   -------------
                                                              -------------   -------------   -------------   -------------
  Net income...............................................   $      61,264   $      68,341   $     256,546   $     240,191
                                                              -------------   -------------   -------------   -------------
                                                              -------------   -------------   -------------   -------------
  Fully diluted earnings per share.........................   $         .45   $         .49   $        1.84   $        1.72
                                                              -------------   -------------   -------------   -------------
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